UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2013

GLOBAL CORNERSTONE HOLDINGS LIMITED

(Exact name of registrant as specified in its charter)

British Virgin Islands	6770	66-0758906
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

352 Park Avenue South 13th Floor New York, NY	10010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 822-8165

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 29, 2013, the Board of Directors of Global Cornerstone Holdings Limited (the “Company”) adopted an Amended and Restated Memorandum and Articles of Association (the “Amended M&A”). The adoption of the Amended M&A did not require stockholder approval. The following is a summary of certain provisions of the Amended M&A as adopted by the Board of Directors. Such summary is not intended to be complete and is qualified in its entirety by reference to the full text of the Amended M&A, which is attached as Exhibit 3.1 hereto.

•	All provisions relating to the Company’s status as a blank check company and its pursuit of a business combination were eliminated;
•	Directors cannot by resolution authorize additional classes of shares whereas they previously were permitted to do so;
•	Share transfers will require approval by the Company’s board of directors or members, which approval may be denied at the discretion of the board of directors and/or the members;
•	Directors/officers of the Company may propose amendments to the Company’s memorandum and articles of association;
•	The board of directors was declassified;
•	Annual meetings of members are no longer mandatory;
•	Where a quorum for a meeting of members is not present within two hours of the start time, a member-called meeting shall be dissolved and all other such meetings shall be adjourned to the next business day, which determination was formerly at the discretion of the Chairman of the board of directors;
•	The Company’s indemnification obligation is limited to directors, whereas officers, key employees and advisors were previously indemnified by the Company;
•	Adjournments of meetings of the members require the consent of the meeting, whereas the Chairman of the board of directors previously determined adjournments; and
•	A director is no longer obligated to disclose to the Company his or her interest in a transaction involving or contemplated by the Company.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

3.1 Memorandum and articles of association, as amended January 29, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 31, 2013	GLOBAL CORNERSTONE HOLDINGS LIMITED

	By:	/s/ James D. Dunning, Jr.
Name: James D. Dunning, Jr.
Title: Chief Executive Officer

Exhibit Index

3.1 Memorandum and articles of association, as amended January 29, 2013.